                                  EXHIBIT 24

                               POWER OF ATTORNEY

                               POWER OF ATTORNEY

          We, the undersigned directors of ValliCorp Holdings, Inc. (the "Company"), do hereby constitute and appoint J. Mike McGowan, Wolfgang T.N. Muelleck, or Edwin L. Herbert, or any of them, our true and lawful attorneys and agents to sign a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the proposed merger of Auburn Bankcorp, Inc. with and into the Company, and the issuance of shares of the Company's Common Stock in connection therewith, and to do any and all acts and things and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with such Registration Statement, including, specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement on Form S-4; and we do hereby ratify and confirm that the said attorneys and agents, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

          This Power of Attorney may be executed in one or more counterparts.

          Executed below by the following persons in the capacities and on the dates indicated:

Signature                        Title                   Date
- ---------                        -----                   ----
/s/J. Mike McGowan       Chairman of the Board      June 12, 1996
- ---------------------
J. Mike McGowan          of Directors and
                         Director


/s/Patrick J. MonPere    Vice-Chairman of the       June 12, 1996
- ---------------------
Patrick J. MonPere       Board of Directors
                         and Director


/s/William A. Benneyan   Director                   June 12, 1996
- ----------------------
William A. Benneyan


/s/Louis H. Herwaldt     Director                    June 7, 1996
- ---------------------
Louis H. Herwaldt


/s/Lorenzo Tony Ortega   Director                    June 5, 1996
- ----------------------
Lorenzo Tony Ortega, Ph.D.

/s/Steven C. Pumphrey    Director                    June 12, 1996
- ---------------------
Steven C. Pumphrey


/s/V. Eugene Ross        Director                     June 5, 1996
- ---------------------
V. Eugene Ross


/s/Michael J. Ryan, Jr.  Director                    June 12, 1996
- -----------------------
Michael J. Ryan, Jr.


/s/Jerry K. Stanners     Director                     June 5, 1996
- ---------------------
Jerry K. Stanners


/s/Charles L. Tingey     Director                    June 12, 1996
- ---------------------
Charles L. Tingey

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